Exhibit 12(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Chad C. Hallett, Treasurer of the SSGA Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing for the Trust for the period ended February 28, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer) of the SSGA Funds

Date:	May 11, 2015

By:	/s/ Chad C. Hallett
Chad C. Hallett
Treasurer (Principal Financial and Accounting Officer) of the SSGA Funds

Date:	May 11, 2015